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                                                                EXHIBIT (a)(iii)

                             ARTICLES SUPPLEMENTARY

                                       OF

                   THE GUARDIAN VARIABLE CONTRACT FUNDS, INC.


         The Guardian Variable Contract Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation, at a meeting of the Board of Directors held on October 11, 2002 adopted resolutions authorizing the issuance of an additional Two Hundred Million (200,000,000) shares of common stock, and classifying such shares into two new series of shares, with a single class of shares within each new series as follows:

   Name of Series and Class                                 Number of Shares
   The Guardian UBS VC Large Cap Value Fund
            Common Stock (Class I)                          100,000,000

   The Guardian UBS VC Small Cap Value Fund
            Common Stock (Class I)                          100,000,000

in each case by setting or changing before the issuance of such shares, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as hereinafter set forth.

         SECOND: The shares of each series of the Corporation's common stock as so classified by the Board of Directors of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article V of the Charter of the Corporation and shall be subject to all provisions of the Charter relating to stock of the Corporation generally.

         THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. The Board of Directors increased the number of shares of common stock of the Corporation pursuant to Section 2-105
(c) of the Maryland General Corporation Code, and the shares aforesaid have been duly classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.


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         FOURTH: Prior to these Articles Supplementary becoming effective, the
Corporation had authority to issue 1,000,000,000 shares, par value $.001 per share, with an aggregate par value of $1,000,000, of which 300,000,000 shares were classified as The Guardian Stock Fund Class I Common Stock shares, 100,000,000 shares were classified as The Guardian Stock Fund Class II Common Stock shares, 100,000,000 shares were classified as The Guardian VC Asset Allocation Fund Class I Common Stock shares, 100,000,000 shares were classified as The Guardian VC High Yield Bond Fund Class I Common Stock shares, and 200,000,000 shares were classified as The Guardian VC 500 Index Fund Class I Common Stock shares.

As hereby classified, the Corporation has authority to issue 1,000,000,000 shares, par value $.001 per share, with an aggregate par value of $1,000,000, of which 300,000,000 shares are classified as The Guardian Stock Fund Class I Common Stock shares, 100,000,000 are classified as The Guardian Stock Fund Class II Common Stock shares, 100,000,000 are classified as The Guardian VC Asset Allocation Fund Common Stock Class I shares, 100,000,000 are classified as The Guardian VC High Yield Bond Fund Common Stock Class I shares, 200,000,000 are classified as The Guardian VC 500 Index Fund Common Stock Class I shares, 100,000,000 are classified as The Guardian UBS Large Cap Value Fund and 100,000,000 are classified as The Guardian UBS Small Cap Value Fund.

         IN WITNESS WHEREOF, The Guardian Variable Contract Funds, Inc. has caused these Articles Supplementary to be signed on this 14th day of January, 2003 in its name and on its behalf by its duly authorized officers, who acknowledge that these Articles Supplementary are the act of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under penalties of perjury.

                                      The Guardian Variable Contract Funds, Inc.




                                       By:   s/Thomas G. Sorell
                                             --------------------------------
                                               Thomas G. Sorell
                                               President

ATTEST:



 s/Karen L. Olvany
------------------------------
   Karen L. Olvany
   Assistant Secretary